Exhibit 8.1
Subsidiaries of SIGNA Sports United N.V. as at the date of this Annual Report

Company		Jurisdiction of incorporation
SIGNA Sports United GmbH		Germany
Olympics Partner LLC		Cayman Islands

Subsidiaries of SIGNA Sports United GmbH

Company		Jurisdiction of incorporation
AEON SIGNA Sports United Co. Ltd.		Japan
Sports Data Services GmbH		Germany
Publikat GmbH (Stylefile)		Germany
SIGNA Sports Centro Técnico S.L.		Spain
SIGNA AppVentures GmbH		Germany
SCORE INVEST SAS (TennisPro)		France
Subsidiaries of SCORE INVEST SAS
	TENNISPRO DISTRIBUTION SAS	France
	TENNISPRO Japan Ltd	Japan
Sports Media Services GmbH		Germany
Olympics I Merger Sub, LLC		Cayman Islands
Sports North America Holding Corp.		USA
Tennis-Point GmbH		Germany
Subsidiaries of Tennis-Point GmbH
	Tennis-Point Iberia S.L	Spain
	Tennis-Point Handels GmbH	Austria
	Tennis-Point UK Ltd	United Kingdom
	Tennis-Point d.o.o. za Sportske I Ostale Usluge	Croatia
	Tennis-Point Spor Malzemeleri Limited Sirketi	Turkey
	MRS Tennis AG	Switzerland
	Ballside GmbH	Germany
	Tennis-Point Italia SRL	Italy
OUTFITTER Teamsport GmbH		Germany
Subsidiaries of OUTFITTER Teamsport GmbH
	Teamstolz GmbH	Germany
SSU Midwest Acquisition Corp		USA
Subsidiaries of SSU Midwest Acquisition Corp.
	Midwest Sports Supply LLC	USA

	Tennis Express LLC	USA
Subsidiaries of Tennis Express LLC
	Tennis Now LLC	USA
Mapil TopCo Limited		United Kingdom
Subsidiaries of Mapil TopCo Limited
	Mapil Midco 1 Limited	United Kingdom
Subsidiaries of Mapil Midco 1 Limited
	Peloton Topco Limited	United Kingdom
	Peloton Midco Limited	United Kingdom
	Mapil Midco 2 Limited	United Kingdom
Subsidiaries of Mapil Midco 2 Limited
	Mapil Bidco Limited	United Kingdom
Subsidiaries of Mapil Bidco Limited
	Hotlines Europe Limited	United Kingdom
	Taiwan Chain Reaction Co. Ltd	Taiwan
	Chain Reaction Cycles Limited	United Kingdom
	Ensco 503 Limited	United Kingdom
Subsidiaries of Chain Reaction Cycles Limited
	Chain Reaction Cycles Retail Limited	North Ireland
Subsidiaries of Ensco 503 Limited
	Wiggle Limited	United Kingdom
	Wiggle Australia Pty Limited	Australia
	WiggleCRC US LLC	USA
SIGNA Sports United X GmbH		Germany
SIGNA Sport Online GmbH		Germany
Subsidiaries of SIGNA Sport Online GmbH
	Internetstores Holding GmbH	Germany
Subsidiaries of Internetstores Holding GmbH
	Internetstores GmbH	Germany
	Addnature AB	Sweden
	Bikester Sweden Retail Stores AB	Sweden
	Dolphin France SAS (Probikeshop)	France
Subsidiaries of Dolphin France SAS (Probikeshop)
	Prolog SAS	France
	E-Procall SAS	France
SIGNA Beteiligung I Verwaltungs UG(haftungsbeschränkt)		Germany
SIGNA Beteiligung I UG (haftungsbeschränkt) & Co. KG		Germany